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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-20925) of Pharmaceutical Product Development, Inc. and its subsidiaries of our report dated January 25, 2002 relating to the consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
February 20, 2002